EXHIBIT 10.86

MURTHA DRAFT 12/14/2016

SECOND AMENDMENT TO
AMENDED AND RESTATED
DEFERRED COMPENSATION AGREEMENT
THIS AMENDMENT is made this 20th day of December, 2016 by and between The Connecticut Water Company (together with any affiliated companies hereinafter collectively referred to as the “Employer”), and Kristen A. Johnson (hereinafter referred to as the “Employee”).
WITNESSETH:
WHEREAS, the Employer and the Employee entered into an Amended and Restated Deferred Compensation Agreement (the “Agreement”) dated February 2, 2011; and
WHEREAS, the Employer and the Employee reserved the right to amend said Agreement; and
WHEREAS, the Employer and the Employee wish to amend the Agreement to suspend deferrals under the Agreement after 2016;
NOW, THEREFORE, the parties hereto agree as follows, effective as of January 1, 2017:
1.No elections may be made under this Agreement to defer salary earned after 2016. Any elections made prior to this Amendment to defer salary earned in 2017 or later shall be void.
2.    Any amounts payable under the Agreement prior to this Amendment will remain subject to the terms of the Agreement, including but not limited to the time and form of payment specified in the Agreement.
3.    The following new sentence is added to the end of Section 1 of the Agreement: “Effective January 1, 2017, no elections may be made under this Agreement to defer salary earned after 2016.
4.    Except as hereinabove modified and amended, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

EMPLOYEE		THE CONNECTICUT WATER COMPANY
/s/ Kristen A. Johnson		By:	/s/ Eric W. Thornburg
Date:	12.20.16	Date:	01.09.17